UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 5, 2024
Date of Report (date of earliest event reported)

VIRTUS INVESTMENT PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10994		26-3962811
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

One Financial Plaza	Hartford	CT	06103
(Address of principal executive offices)			(Zip Code)
(800) 248-7971
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	VRTS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 5, 2024, Virtus Investment Partners, Inc. (the “Company”) acting pursuant to authorization from its Board of Directors notified The Nasdaq Stock Market LLC (“Nasdaq”) of its intention to voluntarily withdraw the listing of its common stock, par value $0.01 per share (the “Common Stock”), from Nasdaq and transfer the listing to the New York Stock Exchange (the “NYSE”). The Company expects that listing of its Common Stock on Nasdaq will end at market close on January 16, 2024, and that the NYSE listing will occur at market open on January 17, 2024. The Common Stock has been approved for listing on NYSE, where it will continue to trade under its current symbol, “VRTS”.

Item 7.01 Regulation FD Disclosure.

A copy of the press release issued by the Company announcing the transfer of the principal listing of the Common Stock to NYSE has been furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit 99.1 Press Release dated January 5, 2024.

Exhibit 104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUS INVESTMENT PARTNERS, INC.

Dated:	January 5, 2024	By:	/s/ Andra C. Purkalitis
		Name:	Andra C. Purkalitis
		Title:	Executive Vice President, Chief Legal Officer, General Counsel and Secretary